                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80957) of Conoco Inc. of our report dated June 11, 2002 relating to the financial statements of the Thrift Plan for Employees of Conoco Inc., which appears in this Form 11-K.




PRICEWATERHOUSECOOPERS LLP
Houston, Texas
June 13, 2002